UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

December 10, 2019

Date of report (Date of earliest event reported)

Aprea Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39069	84-2246769
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

535 Boylston Street Boston, Massachusetts (Address of principal executive offices)	02116 (Zip Code)

Registrant's telephone number, including area code: (617) 463-9385

(Former name or former address, if changed since last report): Not applicable

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered:
Common stock, par value $0.001 per share	APRE	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 4.01 Change in Registrant’s Certifying Accountant

As described in Items 4.01 (a) and (b) below, Aprea Therapeutics, Inc. (the “Company”) has dismissed Ernst & Young AB (“E&Y AB”) and appointed Ernst & Young LLP (“E&Y LLP”) as its independent registered public accounting firm. As described below, the change in independent registered public accounting firms is not the result of any disagreements with E&Y AB.

(a) On December 10, 2019, the Audit Committee (the “Audit Committee”) of the Board of Directors (the “Board”) of the Company dismissed E&Y AB as the Company’s independent registered public accounting firm and appointed E&Y LLP. The Audit Committee’s decision was due solely to the Company’s corporate reorganization where the Company became incorporated in Delaware, United States, reflecting the Company’s migration to becoming a U.S.-centered biotechnology company.

The reports of E&Y AB on the (i) Company’s balance sheet as of July 11, 2019 and (ii) consolidated financial statements of Aprea Therapeutics AB for each of the two fiscal years ended December 31, 2018, did not contain any adverse opinions or disclaimers of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with its audits of the (i) Company’s balance sheet as of July 11, 2019 and (ii) the consolidated financial statements of Aprea Therapeutics AB for the two fiscal years ended December 31, 2018 and in the subsequent interim period through December 10, 2019, there were (1) no disagreements with E&Y AB on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of E&Y AB, would have caused E&Y AB to make reference thereto in connection with its reports on the Company’s consolidated financial statements for such periods and (2) no reportable events except, as previously disclosed, for a material weakness in the Company’s internal control over financial reporting attributable to the lack of sufficient skilled employees with U.S. GAAP and SEC reporting knowledge and experience for the purposes of timely and reliable financial reporting for the years ended December 31, 2017 and 2018.

The Company provided E&Y AB with a copy of this current report on Form 8-K and requested from E&Y AB to furnish it with a letter addressed to the U.S. Securities and Exchange Commission stating whether or not E&Y AB agrees with the above statements. A copy of E&Y AB’s letter dated December 13, 2019 is filed as Exhibit 16.1 to this current report on Form 8-K.

(b) On December 10, 2019, the Audit Committee engaged E&Y LLP as its independent registered public accounting firm for the fiscal year ending December 31, 2019.

During the Company’s two most recent fiscal years and the subsequent interim period through December 10, 2019, neither the Company nor anyone on its behalf consulted with E&Y LLP regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to its consolidated financial statements, and no written report or oral advice was provided to the Company by E&Y LLP that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K promulgated under the Securities Act of 1933, as amended, and the related instructions) or a reportable event (as that term is defined in Item 304 (a)(1)(v) of Regulation S-K) relating to the Company.

Item 9.01. Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit Number	Description
16.1	Letter from Ernst & Young AB to the U.S. Securities and Exchange Commission, dated December 13, 2019, regarding change in certifying accountant of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aprea Therapeutics, Inc.

Dated: December 16, 2019	By:	/s/ Christian S. Schade
Name: Christian S. Schade
Title: President and Chief Executive Officer